Exhibit 10.1

AGREEMENT FOR SALE OF MINING CLAIMS
AND ESCROW INSTRUCTIONS

DATE: __________________________, 2011

SELLER:

TIMBER WOLF MINERALS LTD.
A State of Colorado corporation
1314 Linden Street
Canon City, Colorado 81212
(“Timber Wolf”)

AND

BUYER:

WILDHORSE COPPER (AZ) INC.
6868 North 7th Avenue, Suite 204
Phoenix, Arizona 85013-1150
(“Wildhorse”)

ESCROW AGENT:

W. Scott Donaldson, Attorney at Law
6868 North 7th Avenue, Suite 204
Phoenix, Arizona 85013-1150

SUMMARY OF MONETARY TERMS:
Purchase Price:	$532,500.00.
Earnest Money to be deposited in escrow upon opening of escrow:	$3,000.00.
Seller carry-back financing:	$532,000.00 in cash payments.

When used herein, the terms “Sellers,” “Buyer,” “Escrow Agent,” “Purchase Price,” and “Earnest Money” shall have the meanings provided above.

BY THIS AGREEMENT FOR SALE OF MINING CLAIMS AND ESCROW INSTRUCTIONS (this “Agreement”), Timber Wolf and Wildhorse agree as follows:

RECITALS

A.

Timber Wolf is locating ten (10) mining claims in Socorro County, State of New Mexico (“Mining Claims”). The Mining Claims are more particularly described in Schedule A, attached hereto and incorporated herein by reference.

B.	Wildhorse has agreed to pay the cost of locating Timber Wolf’s ten (10) mining claims.

C.	Timber Wolf desires to sell the Mining Claims to Wildhorse and Wildhorse desires to purchasing the Mining Claims upon the terms and subject to the conditions herein contained.

NOW THEREFORE in consideration of the premises and of the mutual covenants and provisions herein contained, the parties hereto agree as follows:

AGREEMENT

1.           Conveyance And Escrow Instructions

           1.1            Agreement to Sell and Buy/Escrow Instructions. When executed and delivered, this Agreement will constitute a binding agreement by Timber Wolf to sell, and Wildhorse to buy, in accordance with the terms and conditions of this Agreement, Timber Wolf’s right, title and interest in the Mining Claims, together with all improvements thereon, if any, and all rights-of-way, easements, rights of access and ingress to and egress from such property appurtenant thereto (collectively, the “Property”). This Agreement shall also constitute the joint instructions of Timber Wolf and Wildhorse to Escrow Agent, which shall act as their independent escrow agent to receive, disburse, file, record and deliver all funds and documents in connection with the sale and purchase of the Property pursuant to this Agreement.

           By executing this Agreement Timber Wolf hereby grants to Wildhorse the sole and exclusive right to purchase the Mining Claims from Timber Wolf, which right shall grant possession of the Mining Claims exclusively to Wildhorse, its successors and assigns. During the term of the Agreement, Wildhorse shall have the right to conduct all activities related to the mineral exploration, development and mining of the Mining Claims, subject to the conditions described below.

           1.2            Opening of Escrow; Earnest Money. Within fourteen (14) business days after the execution of this Agreement by both Wildhorse and Timber Wolf, three (3) executed copies of this Agreement (or counterparts thereof) shall be deposited with Escrow Agent. Escrow Agent shall execute the acceptance on three (3) counterparts, substituting original signature pages as required, retain one (1) fully executed counterpart, and return fully executed counterparts to Timber Wolf and Wildhorse. Escrow shall be opened when (i) Escrow Agent accepts this Agreement, and (ii) Wildhorse deposits the Earnest Money with Escrow Agent (the “Opening of Escrow”).

           1.3            Items to Be Delivered by Timber Wolf at Opening of Escrow. At or prior to the Opening of Escrow, Timber Wolf shall deliver or cause to be delivered to Escrow Agent:

                      (a)            A fully executed Deed to Unpatented Mining Claims in the form attached hereto as Schedule B for the Mining Claims; and

                      (b)            Any affidavit or disclosure statement or certification as may be required under the laws of the State of New Mexico for the conveyance of the Property.

           1.4            Items to Be Delivered by Wildhorse at Opening of Escrow. At or prior to the Opening of Escrow, Wildhorse, at its sole cost and expense, shall deliver, or cause to be delivered, to Escrow Agent:

                      (a)            Any affidavit or disclosure statement or certification as may be required under the laws of the State of New Mexico for the conveyance of the Property; and

                      (b)            The Earnest Money.

           1.5            Change of Escrow Agent. The Parties agree that W. Scott Donaldson is the initial Escrow Agent, etc., and that Wildhorse has the unilateral authority to change the Escrow Agent providing the new Escrow Agent agrees in writing to abide by the terms of the Agreement, etc.

2.            Purchase Price

The full purchase price is $532,500.00, payable in cash payments, as follows:

           2.1            Payments. Wildhorse shall make the following payments totaling $532,500.00 in cash to Timber Wolf:

                      (a)            the $3,000.00 Earnest Money on or before the Opening of Escrow; (b) a further $7,000.00 on or before 1 year from the Opening of Escrow; (c) a further $10,000.00 on or before 2 years from the Opening of Escrow; (d) a further $12,500.00 on or before 3 years from the Opening of Escrow; (e) a further $25,000.00 on or before 4 years from the Opening of Escrow; (f) a further $25,000.00 on or before 5 years from the Opening of Escrow; (g) a further $50,000.00 on or before 6 years from the Opening of Escrow; (h) a further $200,000.00 on or before 7 years from the Opening of Escrow; (i) a further $200,000.00 on or before 8 years from the Opening of Escrow.

           2.2            Method of Payment. All payments made pursuant to Section 2.1 shall be made by check delivered to the Escrow Agent or to any single depository as Timber Wolf may instruct. Upon making payment to the Escrow Agent or depository, Wildhorse shall be relieved of any responsibility for the distribution of such payments to Timber Wolf.

3.            Close Of Escrow

           3.1            Close of Escrow. The closing of the escrow with respect to the conveyance of the Property (the “Close of Escrow”) shall occur upon Wildhorse’s completing payment to Timber Wolf the payments described in Section 2.1(a) through (i) above. If the date for the Close of Escrow is not a business day for the Escrow Agent or the County Recorder of the county in which the Property is located, then the Close of Escrow shall occur on the first business day thereafter. The Close of Escrow shall occur at the office of Escrow Agent or at such other location as the parties may agree. Wildhorse shall have the right to close prior to the Closing Deadline upon providing Timber Wolf and Escrow Agent with not less than ten (10) days prior written notice and payment of the full Purchase Price.

           3.2            Delivery of Title. Escrow Agent, upon receiving full payment of the balance due under Sections 2.1(a) through (i), shall deliver to Wildhorse, or its heirs or assigns, the executed deed described in Section 1.3 above.

4.            No Production Obligation; Definitions

           4.1            No Production Obligation. Wildhorse shall be under no obligation whatever to place the Mining Claims into production.

           4.2            Definitions. In this Agreement:

           "Area of Interest" means that area within one and one-half (1 1/2) miles of the external perimeter of the Mining Claims which is not subject to an existing agreement regarding mining claims between a third party and Timber Wolf or Wildhorse.

5.            Covenants Of Wildhorse

During the currency of this Agreement, Wildhorse shall:

                      (a)            keep the Mining Claims in good standing by making payments to the Bureau of Land Management ("BLM") on or before August 31 of each year during the currency hereof and by the doing of all other acts and things and making all other payments which may be necessary in that regard, including, but not limited to, any payments or acts required by the State of New Mexico;

                      (b)            permit Timber Wolf, or its representative, duly authorized by it in writing, at its own risk and expense, access to the Mining Claims at all reasonable times;

                      (c)            annually, subject to paragraph 10 and up to the payment in Section 2.1(i) to Timber Wolf, furnish Timber Wolf with a comprehensive report on an annual basis containing all geological, geophysical and other data acquired by Wildhorse pertaining to the Mining Claims during the year; and

                      (d)            Wildhorse agrees that it has had the opportunity to consult with legal counsel regarding this Agreement, and that it has done so to the extent it deems necessary.

6.            Covenants Of Timber Wolf

Timber Wolf covenants with and represents and warrants to Wildhorse that, to the best of Timber Wolf’s knowledge, without investigation or inquiry or duty to inquire,:

                      (a)            Timber Wolf is the legal and beneficial owner of the Mining Claims;

                      (b)            the Mining Claims have been duly and validly located and recorded in accordance with the applicable laws of the State of New Mexico and are valid and subsisting Mining Claims as of the date of execution and delivery of this Agreement;

                      (c)            the Mining Claims are in good standing, free and clear of all liens, charges and encumbrances;

                      (d)            Timber Wolf has the exclusive right and authority to enter into this Agreement and to dispose of the Mining Claims in accordance with the terms hereof, and that no other person, firm or corporation has any proprietary or other interest in the same;

                      (e)            Timber Wolf will, upon the signing of this Agreement, provide Wildhorse with full access to all information pertaining to the Mining Claims, including but not limited to, all reports, data and drill cores in its collective and individual possession. Wildhorse shall have the right to remove for copying such data and shall promptly return them to Timber Wolf when copied. Upon the completion of the payments in Section 2.1(a) to (g) all of such data will become the property of Wildhorse; and

                      (f)            Timber Wolf agrees that it has had the opportunity to consult with legal counsel regarding this Agreement, and that it has done so to the extent it deems necessary.

7.            Termination Prior To Acquisition Of Mining Claims

           7.1            Default of Payment Obligation. In the event Wildhorse should breach this Agreement by failing to pay any installment when due, and thereafter upon being served by Timber Wolf with an appropriate notice according to law, such breach is not timely cured, then Wildhorse shall forfeit all rights thereto, including a forfeiture of payments made under this Agreement up to the date of forfeiture with all such payments being retained by Timber Wolf as liquidated damages.

           7.2            Other Default by Wildhorse. Notwithstanding anything in this Agreement to the contrary, if Wildhorse should be in default in performing any requirement herein set forth (except for the requirement to make the payments set out in Section 2.1 in a timely manner), Timber Wolf shall give written notice to Wildhorse specifying the default and Wildhorse shall not lose any rights granted under this Agreement, unless, within sixty (60) days after the giving of a notice of default by Timber Wolf, Wildhorse has failed to take reasonable steps to cure the default by the appropriate payment or performance (Wildhorse hereby agreeing that should it so commence to cure any defect it will prosecute the same to completion without undue delay); and if Wildhorse fails to take reasonable steps to cure any such default, Timber Wolf shall be entitled thereafter to terminate this Agreement and the provisions of paragraph 7 shall then be applicable, and to seek any remedy it may have on account of such default.

           7.3            Wildhorse Termination Obligations. If this Agreement is terminated, Wildhorse shall:

                      (a)            deliver to Timber Wolf within one hundred and twenty (120) days of the said termination copies of all reports, maps, drill logs, assay results and any other relevant technical data compiled by Wildhorse with respect to the Mining Claims;

                      (b)            remove from the Mining Claims within twelve (12) months of the effective date of termination all facilities erected, installed or brought upon the Mining Claims by or at the instance of Wildhorse, and any facilities remaining on the Mining Claims after the expiration of the said period shall, without compensation to Wildhorse, become the property of Timber Wolf; and

                      (c)            not be bound thereafter in debt, damages or otherwise under this Agreement save and except as provided for in paragraph 7 and with respect to obligations arising from termination; and all payments theretofore paid by Wildhorse shall be retained by Timber Wolf in consideration for entering into this Agreement and for the rights conferred on Wildhorse thereby.

           7.4            Termination by Wildhorse. In addition to any other termination provisions contained in this Agreement, Wildhorse shall at any time have the right to terminate this Agreement without liability therefor by giving written notice of such termination to Timber Wolf, and in the event of such termination this Agreement, save and except for the provisions of paragraph 7 hereof, and subject to the obligations of Wildhorse arising from termination, shall be of no further force and effect. The termination shall also provide that the Mining Claims shall be in good standing for a period of at least ninety (90) days after the termination.

8.            Assignment, Sale And First Right Of Refusal To Sell An Interest In The Agreement And The Mining Claims

This Agreement may be assigned or sold by Timber Wolf or Wildhorse without the consent of, but upon written notice to, the other party.

Any assignment or sale hereunder shall be conditional upon the purchaser first entering into an agreement whereby the purchaser agrees to be bound by the terms and conditions of this Agreement.

9.            Additional Claims

           9.1.            The parties hereby agree that each and every mining claim or mining or surface title (including internal fractions), or interest therein (an "Additional Timber Wolf Claim") which Timber Wolf may stake or otherwise acquire during the currency of this Agreement and which lies in whole or in part within the Area of Interest shall, at the option of Wildhorse, form a part of the Mining Claims. Timber Wolf shall, upon acquisition of an Additional Timber Wolf Claim, give notice to Wildhorse of such additional claim which it may acquire and thereafter Wildhorse shall have 60 days within which to give notice of its desire to have such Additional Timber Wolf Claim form part of the Mining Claims. No payment is required to be made by Wildhorse to Timber Wolf for the addition of any Additional Timber Wolf Claim to this Agreement.

           9.2.            All titles to such Additional Timber Wolf Claims or Additional Wildhorse Claims shall be held subject to the terms of this Agreement, except such claims shall not be subject to the requirement in paragraph 7(a) to maintain said additional claims in good standing with the BLM and Socorro County.

10.            Confidentiality

The data and information coming into the possession of Timber Wolf or provided by Wildhorse to Timber Wolf by virtue of this Agreement shall be kept confidential and shall not be disclosed to third parties without the consent of Wildhorse, except:

                      (a)            as required by law or the rules and regulations of any Stock Exchange or Securities Commission having jurisdiction over a party;

                      (b)            as may be required by a party in the prosecution or defense of a lawsuit or other proceedings;

                      (c)            as required by a financial institution in connection with any loan contemplated as herein permitted; or

                      (d)            as made public by Wildhorse through a news release or any other alternate means of dissemination,

           and in any event the party making such disclosure shall concurrently deliver a copy thereof to Wildhorse. Notwithstanding the foregoing, any party may at any time, and without the consent of the other party share all or any of such data and information with a consultant provided that such consultant shall agree with such party to preserve the confidential nature of such data and information.

11.            Whole Agreement

This Agreement represents the complete understanding of the parties and shall not be deviated from except by a further written agreement. Each party agrees to execute further documents necessary to give effect to this Agreement.

12.            Force Majeure

If Wildhorse is prevented or delayed in complying with any provisions of this Agreement except Section 2.1 by reason of strikes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Wildhorse, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay. Wildhorse, insofar as is possible, shall promptly give written notice to Timber Wolf of the particulars of the reasons for any prevention or delay under this paragraph, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to Timber Wolf as soon as such cause ceases to subsist.

13.            Notice

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or if mailed by registered mail (save and except during the period of any interruption in the normal postal service) or sent by fax, in the case of Wildhorse, addressed as follows:

           Wildhorse Copper (AZ) Inc.
           6868 North 7th Avenue, Suite 204
           Phoenix, Arizona 85013-1150

and, in the case of Timber Wolf, addressed as follows:

           Timber Wolf Minerals Ltd.
           A State of Colorado corporation
           1314 Linden Street
           Canon City, Colorado 81212

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, if faxed, when received, or if mailed by registered mail, on the fifth business day after the date of mailing thereof. Either party may from time to time by notice in writing change its address and fax number for the purpose of this paragraph.

14.            Counterparts

This Agreement may be executed in one or more counterparts, each of which may be executed by one or more of the signatory parties hereto. Signature pages may be detached from the counterparts and attached to one or more copies of this Agreement to form multiple legally effective documents.

15.            Further Assurances

The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

16.            Time Of Essence

Time shall be of the essence of this Agreement.

17.            Titles

The titles to the respective paragraphs hereof shall not be deemed as part of this Agreement but shall be regarded as having been used for convenience only.

18.            Successors And Assigns

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, and assigns.

19.            Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Mexico.

20.            Additional Acts And Documents; Recordation

The parties agree to take such further actions, and to execute, acknowledge and deliver to Escrow Agent such further documents as Escrow Agent, Wildhorse or Timber Wolf may reasonably request to effectuate the intent of this Agreement or to satisfy Escrow Agent’s requirements. The provisions of this Section shall survive the Close of Escrow or termination of this Agreement. Wildhorse may record a memorandum of this Agreement with the Socorro County Recorder’s Office.

21.            Acknowledgement – Personal Information

The undersigned hereby acknowledges and consents to:

(a)	the disclosure to regulatory authorities of all personal information of the undersigned by Wildhorse; and

(b)	the collection, use and disclosure of such personal information by regulatory authorities in accordance with requirements, including the provision to third party service providers, from time to time.

22.            Prior Agreements

This Agreement supersedes and replaces all prior agreements between the parties hereto with respect to the Mining Claims, which said prior agreements shall be deemed to be null and void upon the execution hereof.

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

Dated this                day of ____________________, 2011.

BUYER

WILDHORSE COPPER (AZ) INC.

By ____________________
Name:
Title:

STATE OF ___________   )
                                                  )
ss: County of ___________)

This instrument was acknowledged before me this _____day of __________, 2011, by _____________________, as ___________________________of Wildhorse Copper (AZ) Inc.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

__________________________
    Notary Public

My commission expires:
____________________

SELLER

TIMBER WOLF MINERALS LTD.

By ____________________
Name:
Title:

STATE OF ___________)
                                               ) ss:
County of ___________  )

This instrument was acknowledged before me this _____ day of __________, 2011, by _____________________, as ___________________________of Timber Wolf Minerals Ltd.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_______________________
    Notary Public

My commission expires:
____________________

SCHEDULE A

Claim Name	Socorro County, New Mexico Instrument Number	BLM NMMC No.
TIMBERWOLF	16	201100744
TIMBERWOLF	17	201100745
TIMBERWOLF	18	201100746
TIMBERWOLF	19	201100747
TIMBERWOLF	20	201100748
TIMBERWOLF	25	201100753
TIMBERWOLF	26	201100754
TIMBERWOLF	27	201100755
TIMBERWOLF	28	201100756
TIMBERWOLF	29	201100757

SCHEDULE B

When Recorded Mail To:

W. Scott Donaldson, Esq.
6868 North 7th Avenue, Suite 204
Phoenix, AZ 85013-1150

DEED TO UNPATENTED MINING CLAIMS

      FOR VALUABLE CONSIDERATION, the sufficiency and receipt of which is hereby acknowledged, Timber Wolf Minerals Ltd., a Colorado corporation, does hereby forever quit claim, sell, transfer and convey all its right, title and interest in the unpatented mining claims described on Exhibit A, attached hereto and incorporated herein by reference, to Wildhorse Copper (AZ) Inc., an Arizona corporation.

      IN WITNESS WHEREOF, Timber Wolf Minerals Ltd., has executed this instrument as of this _____day of _____________________, 2011.

Timber Wolf Minerals Ltd.

_____________________
By: __________________
Its: __________________

STATE OF _____________)
                                                   ) ss.
County of ______________)

      This instrument was acknowledged before me this ____ day of ____________________, 2011, by _________________________________, as __________________________of Timber Wolf Minerals Ltd.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year first above written.

_________________________
Notary Public

My commission expires: _______________________

EXEMPT UNDER A.R.S. § 11-1134(A)(6)

EXHIBIT A

Claim Name	Socorro County, New Mexico Instrument Number	BLM AMC No.
TIMBERWOLF	16	201100744
TIMBERWOLF	17	201100745
TIMBERWOLF	18	201100746
TIMBERWOLF	19	201100747
TIMBERWOLF	20	201100748
TIMBERWOLF	25	201100753
TIMBERWOLF	26	201100754
TIMBERWOLF	27	201100755
TIMBERWOLF	28	201100756
TIMBERWOLF	29	201100757

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